U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 25, 2006

JURAK CORPORATION WORLD WIDE, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

MINNESOTA

(State or other Jurisdiction as Specified in Charter)

333-61801	88-0407679

(Commission file number)	(I.R.S. Employer Identification No.)

1181 Grier Drive, Suite C Las Vegas, Nevada 89119-3746

(Address of Principal Executive Offices)

702.914.9688

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02 Recent Sales of Unregistered Securities

Pursuant to a Resolution of the Board of Directors, and in agreement with certain debtors of the Company, the Company has authorized the issuance of shares of the Company's common stock in consideration of outstanding debt owed to those certain debtors.

The Company issued 18,788,675 shares of restricted common stock at $0.02 per share to 152581 Canada Ltd., which was equal to the debt owed to that company.

The Company issued 20,182,413 shares of restricted common stock at $0.02 per share to Anthony Carl Jurak, which was equal to the debt owed to him.

The Company issued 27,595,130 shares of restricted common stock to Jurak Holdings Limited at the rate of $0.02 per share, which was equal to the debt owed to Jurak Holdings Limited.

The Company issued 6,504,360 shares of restricted common stock to Roger Theriault at the rate of $0.02 per share, which was equal to the debt owed to him.

The Board of Directors approved such stock issuance on May 25, 2006.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jurak Corporation World Wide, Inc.

Date: June 15, 2006	By:	/s/ Anthony C. Jurak

Anthony C. Jurak Chief Executive Officer